F O R I M M E D I A T E R E L E A S E	Media Contact:	Bob Hetherington
901.682.1360
bhether@earthlink.net

	Financial Contact:	Randall H. Brown
901.259.2500
rbrown@edrtrust.com
Education Realty Trust Announces Changes to DSPP/DRIP
Memphis, Tennessee, June 29, 2007 — Education Realty Trust, Inc. (NYSE: EDR) today announced that effective July 1, 2007, the company will curtail the discounted sale of newly issued shares through the company’s Direct Stock Purchase and Dividend Reinvestment Plan and will direct the plan administrator to fulfill plan obligations through share purchases on the open market.
The change is being made at the company’s discretion based on market conditions.
Investors may find enrollment forms and additional details about the Direct Stock Purchase and Dividend Reinvestment Plan at the Education Realty Trust investor relations Web site at www.educationrealty.com. The plan is administered on the company’s behalf by Computershare Trust Company, N.A., which may be reached by mail at P.O. Box 43078, Providence, RI 02940-3078, by phone at 781-575-2879 or on the Internet via www.computershare.com.
This media release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
About Education Realty Trust
Education Realty Trust, Inc. (NYSE: EDR) is a self-administered, self-managed real estate investment trust that owns, develops and manages high-quality student housing communities throughout the U. S. Led by a team with more than 190 years of shared industry experience, EDR is one of America’s largest owners and operators of collegiate student housing. Its portfolio includes 40,231 beds at 67 communities in 21 states. For more information, please visit the company’s Web site at www.educationrealty.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Statements about the company’s business that are not historical facts are “forward-looking statements.” Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and EDR undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
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